UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2016

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On April 21, 2016, the Company held its 2016 Annual Meeting of Stockholders. There were 109,899,030 shares issued, outstanding and eligible to vote at the meeting as of the record date of February 26, 2016, of which 96,595,692 shares were represented at the meeting, constituting 87.89% of the outstanding shares entitled to vote. The proposals considered at the meeting are described in detail in the Company’s 2016 Proxy Statement. The proposal voted upon at the meeting and the vote with respect to each such matter are set forth below:

(i) Election of four Class I directors for a term of two years expiring in 2018:

Name	For	Against	Abstain	Broker Non-Votes
J. Thomas Bentley	76,349,415	1,343,695	61,910	18,840,672
E. Thomas Fisher	76,341,071	1,352,064	61,885	18,840,672
Charles Kissner	76,350,187	1,343,077	61,756	18,840,672
David Shrigley	76,060,486	1,630,683	63,851	18,840,672

(ii) Advisory vote on executive compensation:

For: 75,535,599	Against: 2,028,623	Abstentions: 190,798	Broker Non-Votes: 18,840,672

(iii) Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2016:

For: 94,672,851	Against: 1,187,404	Abstentions: 735,437

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2016	Rambus Inc.

/s/ Jae Kim
Jae Kim Senior Vice President & General Counsel